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KOGER

                                     LEASE

THIS LEASE AGREEMENT, dated 11 December 96 by and between Koger Equity, Inc., a Florida Corporation ("Landlord") with its principal office at 3986
Boulevard Center Dr., Jacksonville, FL 32207, and METRIS DIRECT, INC., a corporation organized and existing under the laws of the State of Delaware, ("Tenant") with its principal office at 4400 Baker Road, Minnetonka, MN 55343.

1.   BASIC LEASE PROVISIONS

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
A.   DESCRIPTION OF PREMISES:                            D.   ADDRESS FOR PAYMENT OF RENT AND SECURITY DEPOSITS:
     Suite Number:         200                                Payee:                 Koger Equity, Inc.
     Building Name:        Miles                              Address:               P.O. Box D860533
     Address:              4135 South 100th East Ave.         City/State/Zip:        Orlando, FL 32886-0533
     County:               Tulsa                              Tenant Account#        933        (note on remittance)
     City:                 Tulsa
     State/Zip:            OK 74146                      E.   ADDRESSES FOR NOTICES
     Center:               Tulsa                              Tenant:                Metris Direct, Inc.
                                                                                     4400 Baker Road
B.   PRINCIPAL LEASE TERMS:                                                          Minnetonka, MN 55343
     Lease Term (Months) twenty-five (25)                                            ATT: Facilities Manager
     Commencement Date:    01 December 96                     Tenant Fed I.D./SSN:   41-1111974
     Expiration Date:      31 December 98
                                                              Landlord:              Koger Equity, Inc.
     Monthly Base Rent:    $12083.63 See paragraph 36B                               9726 East 42nd Street
     Sales or Use Taxes:   $0.00                                                     Suite 100
              Total:       $12083.63                                                 Tulsa, OK 74146
                                                              Landlord Fed I.D.:     59-2898045
     Security Deposit:     $0.00
                                                              With a copy to:        Koger Equity, Inc.
C.   LEASED AREA                                                                     Attn: President
     Approximately 12609 rentable square feet. See                                   3986 Blvd. Center Drive
     paragraph 36B (Includes Tenant's share of common area.)                         Jacksonville, FL 32207

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     The provisions contained in Sections 2 through 36, inclusive, which appear after the signature lines below, are a part of this Lease and are incorporated in this Lease by reference. The Tenant and the Landlord have executed or caused to be executed this Lease on the dates shown below their signatures, to be effective as of the date set forth above.


Tenant:   METRIS DIRECT, INC.              Landlord:   Koger Equity, Inc.

By: /s/ Ronald Zebeck         (SEAL)       By: /s/ J. Velma Keen, II   (SEAL)
    --------------------------------           ------------------------------
Print Name:    Ronald Zebeck               Print Name:   J. Velma Keen, II
            ------------------------                   ----------------------
Title:     President & CEO                 Title:    Vice President
       -----------------------------              ---------------------------

Attest: /s/ Lee Stastny                    Attest: /s/ Mary Sue Wakeman
        ----------------------------               --------------------------
Print Name:    Lee Stastny                 Print Name:   Mary Sue Wakeman
            ------------------------                   ----------------------
Title:                                     Title:
       -----------------------------              ---------------------------

                                           (Corporate Seal)

Date:                                      Date:  DEC 24 1996
      ------------------------------             ----------------------------

Signed in the presence of:                 Signed and sealed in the presence of:

(1)                                        (1)
    --------------------------------           ------------------------------
Print Name:                                Print Name:
            ------------------------                   ----------------------
(2)                                        (2)
    --------------------------------           ------------------------------
Print Name:                                Print Name:
            ------------------------                   ----------------------
As to Tenant                               As to Landlord

                                 1 of 8

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                    LEASE PROVISIONS INCORPORATED BY REFERENCE

2. LEASE OF PREMISES: The Landlord hereby leases to the Tenant and the Tenant hereby takes from the Landlord the premises (the "Premises") which include the Suite(s) shown and described on Exhibit "A", together with any other parts of the Building used exclusively by Tenant, which Premises are or will be contained in the office building (the "Building") located at the address stated in Section 1A, upon the terms and conditions contained in this Lease. For the purposes of this lease, "Property" shall mean the property referred to at the street address in Section 1A which is more specifically described in the legal description maintained in the Landlord's records. For the purposes of this lease, "Center" shall mean The Koger Center referred to in Section 1A.

3. TERM: The term of this Lease (the "Term") shall commence on the date (the "Commencement Date") which is the earlier to occur of: the date stated in Section 1B, or the date the Tenant first occupies all or part of the Premises. The Term shall expire on the date (the "Expiration Date") stated in
Section 1B unless sooner terminated as otherwise provided in this Lease or unless extended pursuant to Section 27 or other extension provisions contained herein.

4. USE AND POSSESSION: The Tenant covenants and agrees that the Premises are to be used by the Tenant for general office purposes and for no other purposes without the prior written consent of the Landlord. The Tenant shall not occupy or use the Premises or permit the use or occupancy of the Premises for any purpose or in any manner which: (a) is unlawful or is in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance, rule or code, (b) may be dangerous to persons or property, (c) may invalidate any usual and customary insurance policy held by the Landlord, (d) may create a nuisance or disturb any other tenant of the Building or the occupants of neighboring Property or injure the reputation of the Building or the Center; and (e) violates the "Rules and Regulations" of the Building as may from time to time be adopted by Landlord, or any restriction of record. The Tenant agrees that Tenant shall be responsible for any costs incurred by Landlord by reason of Tenant's misuse of the Premises or the Building and common areas, including without limitation any damages incurred by Tenant in moving into or out of the Premises. If any costs are so incurred by Landlord, the Tenant shall pay the Landlord such costs on demand as Additional Rent.

     The Landlord agrees to have the Premises substantially completed and ready for possession on or before the Commencement Date, subject to delays caused or occasioned by strikes, insurrections, Acts of God, labor unrest, shortage of materials, civil disturbances and other casualties or unforeseen causes or events beyond the control of the Landlord ("Unforeseen Causes"). The Tenant agrees to accept possession of the Premises within ten (10) days after the receipt of notice by the Landlord of substantial completion (if after the date specified in Section 1B).

5.   RENT:  Tenant agrees to pay to Landlord at the address specified in
Section 1D, or at such other place designated in writing by Landlord, the Monthly Rent, and any Additional Rent, plus any sales or use taxes (collectively called "Rent"). "Monthly Rent" shall mean the initial monthly base rent stated in Section 1B. Rent shall be paid without any prior notice or demand and without any deduction whatsoever. Monthly Rent shall be due in advance on the first day of each month of the Term. The first installment of Monthly Rent shall be paid by Tenant to Landlord upon execution of this Lease. Rent for any partial lease month shall be prorated. All delinquent Rent shall bear interest at the maximum rate permitted by applicable law or 18% per annum, whichever is less, from the date due until paid. Rent shall be considered delinquent after the 10th day following the date it is due. If Tenant fails to pay Rent or any other charge when considered delinquent under this Lease, then Tenant shall pay and Landlord shall be entitled to receive a late payment service charge, in addition to any interest charge due hereunder, covering administrative and overhead expenses incurred by Landlord caused by such late payment, which the parties stipulate and agree are hereby liquidated and shall be equal to five percent of the overdue amount. Tenant shall pay a charge for any checks written to Landlord which are returned for insufficient funds equal to $25.00 per returned check or the amount to which Landlord is entitled under State law, whichever is greater.

6.   REAL ESTATE TAX INCREASES:

SEE RIDER #36I

                                     2 of 8
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7.   RENT ADJUSTMENT:

SEE RIDER 36A & 36F

8. SALES AND USE TAX: In addition to the Rent and other amounts due to the Landlord under this Lease, the Tenant shall pay to the Landlord and the Landlord shall remit to the appropriate governmental authorities any sales, use, or other tax, excluding Federal or State income taxes, now or hereafter imposed upon rents and other amounts due to the Landlord under this Lease, notwithstanding the fact that any statute, ordinance, or regulation may impose any of those types of taxes on the Landlord.

9.   NOTICES:   For the purpose of any notice or demand under this Lease, the respective parties shall be served by overnight delivery, personal delivery or certified or registered mail, return receipt requested, addressed to the Tenant at the address as set forth in Section 1E and to the Landlord at the addresses set forth in Section 1E or other such addresses designated in writing by Landlord. Any notice shall be effective when delivered.

10. ORDINANCES AND REGULATIONS: The Tenant shall comply promptly, at the Tenant's sole cost and expense, with all present and future laws, codes, ordinances, rules and regulations of any municipal, county, state, federal or other governmental authority, including environmental laws, and by any bureau or department thereof, and of the Board of Fire Underwriters or any other body exercising similar functions, which may be applicable to Tenant's use or occupancy of the Premises. The Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with the Rules and Regulations, promulgated from time to time with respect to the Premises, Building, Property and Center, a copy of which is available in the management office in the Center.

     Tenant covenants and agrees that Tenant shall not at any time maintain on, or dispose or discharge from, the Property or the Premises any "Hazardous Materials", as defined below, except Tenant may use and store minor quantities of Hazardous Materials for cleaning purposes only or in connection with the use of office equipment so long as the quantities and use are exempt from applicable governmental regulation and such Hazardous Materials are disposed of in accordance with all applicable laws. The failure to comply with all applicable laws regarding Hazardous Materials and this covenant shall constitute an Event of Default by the Tenant under this Lease and shall entitle the Landlord to all rights and remedies provided in this Lease, at law or in equity. The term "Hazardous Materials" as used herein shall mean collectively, any hazardous substances, any pollutant or contaminant, all as defined by 42 USC Section 9601, and any toxic substances, petroleum products, other hazardous materials, or other chemicals or substances regulated by any environmental laws of any county, state or federal government or any other governmental entity. Tenant's obligations as set forth in this paragraph shall survive termination of this Lease.

11. SIGNS: The Tenant shall not place any signs or other advertising matter or materials on the exterior or on the interior of the Building or at any other location on the Property or Center, without the prior written consent from the Landlord. Any lettering or signs placed on the interior of the Building shall be for directional purposes only, and such signs and lettering shall be of a type, kind, character, location and description which have been approved by the Landlord in writing. Directional and identification signage provided by the Landlord shall be limited to the tenant directory of the Building.

12. SERVICES: The Landlord shall provide the following: heat and air conditioning in the Premises, during normal business hours (Monday through Friday, 8:00 a.m. to 5:00 p.m., excluding national holidays), to the extent necessary for the comfortable occupancy of the Premises, which shall be 68-75 degrees F in winter and 72-78 degrees F in summer, under normal business operations and in the absence of the use of machines, equipment, or devices which affect the temperature otherwise maintained in the Premises; water from the regular Building fixtures for drinking, lavatory, and toilet purposes; customary cleaning and

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janitorial services in the Premises Monday through Friday, excluding national holidays: customary cleaning, mowing, grounds keeping, and trash removal in the Common Areas: Landlord's customary security services for the Property:
and electricity for normal business usage according to Landlord's standard. Additional capacity or usage shall be provided at the option of the Landlord (reasonably exercised) and at the sole cost and expense of the Tenant as Additional Rent. The Landlord shall provide Landlord's standard amount of free non-exclusive parking for the employees and visitors of the Tenant.

SEE RIDER #36H

     The services to be provided by Landlord at its cost under the terms of this Lease shall not include any maintenance or replacement of non-standard building items such as kitchen or breakroom fixtures and appliances including but not limited to sinks, disposals, dishwashers, water heaters, refrigerators, icemakers, special air conditioning or heating units, and card access systems or special facilities such as showers. All cost for the maintenance or replacement of such items shall be the obligation of the Tenant.

     The Tenant agrees that the Landlord shall not be liable for damages for failure to furnish or delay in furnishing any service if attributable to any of the causes described in Sections 16 and 17 or as a result of unforeseen causes. No failure or delay resulting from the foregoing reasons shall be considered to be an eviction or disturbance of the Tenant's quiet enjoyment, use, or possession of the Premises. If the Tenant shall require electrical current to operate equipment or machines, including heating, refrigeration, computer(s), data processing, or other machines or equipment using electrical current or maintain office hours that will increase the amount of the electricity usually furnished by the Landlord for use in general office space, the Tenant will obtain the prior written approval of the Landlord and pay to the Landlord the additional direct expense incurred, including any installation or maintenance cost, as additional Rent. Landlord reserves the right to install a submeter for such service.

13. ALTERATIONS: The Tenant, by occupancy hereunder, accepts the Premises as being in good repair and condition and suitable for Tenant's intended use of the Premises. The Tenant shall maintain the Premises and every part thereof in good repair and condition, reasonable use, wear and tear excepted. The Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof without Landlord's prior written consent. The Tenant shall not permit any lien or claim for lien of a mechanic, laborer, or supplier or any other lien to be filed against the Center, the Property containing the Building, the Premises, or any part of such property, arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of the Tenant.

     The interest of Landlord in the Property or any part thereof shall not be subject to liens for improvements made by Tenant or by persons claiming by, through or under Tenant, and Tenant agrees that Tenant shall notify any person making any improvements on behalf of Tenant of this provision. Upon request of Landlord, Tenant will execute a short form of this Lease which states that the terms of this Lease expressly prohibits any liability to Landlord or the Landlord's property for any improvements made by, through or under Tenant which may be recorded by Landlord.

14. QUIET ENJOYMENT. Subject to the provisions of this Lease, the Tenant shall be entitled to peaceful and quiet enjoyment of the Premises, so long as the Tenant is not in default under this Lease.

15. LANDLORD'S RIGHTS:

SEE RIDER #36L

16. DESTRUCTION OF PREMISES: If the Premises, the Building, or the Property is rendered substantially untenantable by fire or other casualty, the Landlord may elect, by giving the Tenant written notice within sixty (60) days after the date of the fire or casualty, either to: (a) terminate this Lease as of the date of the fire or other casualty; or (b) proceed to repair or restore the Premises, the Building, or the Property (other than the leasehold improvements and personal property installed by the Tenant), to substantially the same condition as existed immediately prior to fire or other casualty.

     If the Landlord elects to proceed pursuant to 16(b) above, the Landlord's notice shall contain the Landlord's reasonable estimate of the time required to substantially complete the repair or restoration. If the estimate indicates that the time so required will exceed one hundred twenty
(120) days from the date of the casualty and the Landlord does not make available to the Tenant for its use and occupancy other office space, substantially similar to the Premises and located in the Property or in the Center, if any, pursuant to Section 23, then the Tenant shall have the right to terminate this Lease as of the date of such casualty by giving written notice to the Landlord not later than ten (10) days after the date of the Landlord's notice. If the Landlord's estimate indicates that the repair or restoration can be substantially completed within one hundred twenty (120) days, or if the Tenant fails to exercise its right to terminate this Lease, this Lease shall remain in force and effect.

     If the Premises are damaged by fire or other casualty but the Premises are not rendered substantially untenantable, then the Landlord shall diligently proceed to repair and restore the damaged portions thereof (other than the leasehold improvements and personal property installed by the Tenant), to substantially the same condition as existed immediately prior to such fire or other casualty, unless such damage occurs during the last twelve
(12) months of the Term, in which event the Landlord shall have the right to terminate this Lease as of the date of such fire or


                                  4 of 8

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other casualty by giving written notice to the Tenant within thirty (30)
days after the date of such fire or other casualty.

     If all or any part of the Premises are damaged by fire or other casualty and this Lease is not terminated, the Rent shall abate for that part of the Premises which are untenantable on a per diem and proportionate area basis from three (3) days after the date of the fire or other casualty until the Landlord has substantially completed the repair and restoration work in the Premises which it is required to perform, provided, that as result of such fire or other casualty, the Tenant does not occupy the portion of the Premises which are untenantable during such period.

17. CONDEMNATION: If all or part of the Premises, Building or Property is taken or condemned by any authority for any public use or purpose (including a deed given in lieu of condemnation), which renders the Premises substantially untenantable, this Lease shall terminate as of the date title vests in such authority, and the Rent shall be apportioned as of such date.

     If any part of the Premises, Building, or Property is taken or condemned but the Premises are not rendered substantially untenantable (including a deed given in lieu of condemnation), this Lease shall not terminate. If the taking reduces the rentable square feet in the Premises, Rent shall be equitably reduced for the period of such taking by an amount which bears the same ratio to the Rent then in effect as the number of square feet so taken or condemned bears to the Leased Area set forth in Section 1C. The Landlord, upon receipt and to the extent of the award in condemnation or proceeds of sale, shall make necessary repairs and restorations (exclusive of leasehold improvements and personal property installed by the Tenant) to restore the Premises remaining to as near its former condition as circumstances will permit, and to the Building and the Property to the extent necessary to constitute the portion of same not so taken or condemned as complete.

     The Landlord shall be entitled to receive the entire price or award from any sale, taking or condemnation without any payment to the tenant and the Tenant hereby assigns to the Landlord the Tenant's interest, if any, in such award. However, the Tenant shall have the right separately to pursue against the condemning authority an award in respect to the loss, if any, to leasehold improvements paid by the Tenant without any credit or allowance for the Landlord and for any loss for injury, damage, or destruction of the Tenant's business resulting from such taking. Under no circumstances shall the Tenant seek or be entitled to any compensation for the value of its leasehold estate which Tenant hereby assigns to Landlord.

18. ASSIGNMENT AND SUBLEASE: Without the prior written consent of the Landlord which will not be unreasonably withheld, the Tenant shall not sublease the Premises, or assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the interest of the Tenant in this Lease, in whole or in part, by operation of law, court decree or otherwise. Landlord may grant, deny or withhold consent or impose conditions on the granting of consent, in Landlord's reasonable discretion. If the Tenant desires to assign this Lease or to enter into any sublease of the Premises, the Tenant shall deliver written notice of such intent to the Landlord, together with a copy of the proposed assignment or sublease at least thirty (30) days prior to the effective date of the proposed assignment or commencement date of the term of the proposed sublease. Any approved sublease shall be expressly subject to the terms and conditions of this Lease. In the event of any approved sublease or assignment, the Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any renewal term of this Lease. For purposes of this Section 18, an assignment shall be considered to include a change in the majority ownership or control of Tenant if Tenant is a corporation whose shares of stock are not traded publicly, or, if the Tenant is a partnership, a change in the general partner of the partnership or a change in the persons holding more than 50% interest in the partnership, or a change in majority ownership or control of any general partner of the partnership.

19. HOLDING OVER: If the Tenant, or any assignee or sublessee of the Tenant, shall continue to occupy the Premises after the termination or expiration of this Lease (including a termination by notice under Section 24 or a termination or expiration under Section 27), without the prior written consent of the Landlord, such tenancy shall be a Tenancy at Sufferance.
During the period of any hold over tenancy by the Tenant, or any assignee or sublessee, the Landlord, by notice to the Tenant, may adjust the Rent to an amount equal to one hundred and fifty percent of the Rent of the last month of the Term in which Rent was payable. Acceptance by the Landlord of any Rent after termination shall not constitute a renewal of this Lease or a consent to such hold over occupancy nor shall it waive the Landlord's right of re-entry or any other right contained in this Lease or provided by law.

20. SUBORDINATION AND ATTORNMENT: This Lease and the right of the Tenant hereunder are expressly subject and subordinate to the lien and provisions of any mortgage, deed of trust, deed to secure debt, ground lease, assignment of leases, or other security instrument operating agreement (collectively a "Security Instrument") now or hereafter encumbering the Premises, the Building, the Property, or any part thereof, and all amendments, renewals, modifications and extensions of and to any such Security Instrument and to all advances made or hereafter to be made upon such Security Instrument. The Tenant agrees to execute and deliver such further instruments, in such form as may be required by Landlord or any holder of a proposed or existing Security Instrument, subordinating this Lease to the lien of any such Security Instrument as may be requested in writing by the Landlord or holder from time to time.

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     In the event of the foreclosure of any Security Instrument by voluntary agreement or otherwise, or the commencement of any judicial action seeking such foreclosure, the Tenant, at the request of the then Landlord, shall attorn to and recognize such mortgagee or purchaser in foreclosure as the Tenant's landlord under this Lease. The Tenant agrees to execute and deliver at any time upon request of such mortgagee, purchaser, or their successors, any instrument to further evidence such attornment.

     The Tenant shall from time to time, upon not less than seven (7) days' prior written request by the Landlord, deliver to the Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect, or, if there have been modifications, that this Lease, as modified, is in full force and effect; providing a true, correct and complete copy of the Lease and any and all modifications of the Lease; the amount of each item of the Rent then payable under this Lease and the date to which the Rent has been paid; that the Landlord is not in default under this Lease or, if in default, a detailed description of such default; that the Tenant is or is not in possession of the Premises, as the case may be; and containing such other information and agreements as may be reasonably requested.

21. WAIVER AND INDEMNIFICATION: To the full extent permitted by law, the Tenant hereby releases and waives all claims against the Landlord and its agents, employees, officers, directors, and independent contractors, for injury or damage to person, property or business sustained in or about the Property, the Building, or the Premises by the Tenant, its agents or employees other than damage proximately and solely caused by the gross negligence of the Landlord or its agents or employees.

     The Tenant agrees to indemnify and hold harmless the Landlord and its agents and employees, from and against any and all liabilities, claims, demands, costs, and expenses of every kind and nature, including those arising from any injury or damage to any person (including death) or property sustained in the Premises, or resulting from the failure of the Tenant to perform its obligations under this Lease: provided, however, the Tenant's obligations under this section shall not apply to injury or damage resulting from the negligence or willful act of the Landlord or its agents or employees.

     The Landlord agrees to indemnify and hold harmless the Tenant, and its respective agents and employees, from and against any and all liabilities, claims, demands, costs and expenses of every kind and nature, arising from any injury or damage to any person (including death) or property sustained in or about the Building proximately caused by the gross negligence or willful act or omission of the Landlord; provided, however, the Landlord's obligations under this section shall not apply to injury or damage resulting from the negligence or willful act or omission of the Tenant, or its agents or employees.

     The Landlord shall not be responsible or liable to the Tenant for any event, act or omission to the extent covered by insurance required to be maintained by the Tenant with respect to the Premises and its use and occupancy thereof (whether or not such insurance is actually obtained or maintained). At the request of the Landlord, the Tenant shall from time to time cause its insurers to provide effective waivers of subrogation for the benefit of the Landlord, and its agents or employees and insurers, in a form satisfactory to the Landlord.

22. SURRENDER OF PREMISES: Upon the expiration or termination of this Lease or the termination of the Tenant's right of possession of the Premises, the Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to the Landlord in a clean, good, and tenantable condition, except for a) damages beyond the control of the Tenant; b) reasonable use; c) ordinary wear and tear. Any movable trade fixtures and personal property that may be removed from the Premises by the Tenant at the end of the Lease term, but which are not so removed, shall be conclusively presumed to have been abandoned by the Tenant and title to such property shall pass to the Landlord without any payment or credit: or, the Landlord may, at its option, either store or dispose of such trade fixtures and personal property at the Tenant's expense. Tenant agrees that it shall not remove any of the personal property from the Premises without Landlord's consent so long as any Rent or Additional Rent, or other sums owed to Landlord, remain unpaid.

23. RELOCATION OF TENANT:

24. EVENTS OF DEFAULT: Each of the following shall constitute an event of default by the Tenant under this Lease: (1) the Tenant fails to pay any installment of Rent or Additional Rent within ten (10) days after the date on which the installment of Rent or Additional Rent first becomes due: (2) the Tenant fails to observe or perform its obligations under sub-section (d) of
Section 4 above and such violation continues for more than 24 hours after such notice or Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease other than the payment of any installment of Rent or Additional Rent, and fails to cure such default within fifteen (15) days after written notice from the Landlord to the Tenant: (3) the Tenant fails a second time to observe or perform any of the other covenants, conditions or provisions of this Lease other than the payment of any installment of Rent or Additional Rent after prior written notice of the failure: (4) a petition is filed by or against the Tenant or any

                                6 of 8


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Guarantor to declare the Tenant or the Guarantor, as the case may be, bankrupt or to seek relief for such Tenant or Guarantor under any chapter of the Bankruptcy Code, as amended, or under any other law imposing a moratorium on, or granting debtor's relief with respect to, the rights of creditors; (5) the Tenant or any Guarantor becomes or is declared insolvent by law or Tenant or any Guarantor makes an assignment for the benefit of creditors; (6) a receiver is appointed for the Tenant or the Tenant's property or for any Guarantor or any of Guarantor's property; (7) the Tenant abandons or vacates the Premises; or, (8) the interest of the Tenant in this Lease is levied upon under execution or other legal process.

     Upon the occurrence of an event of default by the Tenant under this Lease, the Landlord at its option, without further notice or demand to the Tenant, may in addition to all other rights and remedies provided in this Lease, at law or in equity:

     A. Terminate this Lease and the Tenant's right of possession of the Premises, and recover all damages to which the Landlord is entitled under this Lease, at law and in equity, specifically including, without limitation, all the Landlord's expenses of reletting (including repairs, legal fees and unamortized brokerage commissions).

     B. Terminate the Tenant's right of possession of the Premises without terminating this Lease, in which event the Landlord may, but shall not be obligated to, relet the Premises, or any part thereof for the account of the Tenant, for such rent and such term and upon such terms and conditions as are acceptable to the Landlord. For purposes of any reletting of the Premises, the Landlord is authorized to redecorate, repair, alter and improve the Premises to the extent necessary or desirable in the Landlord's judgement. For any period during which the Premises have not been relet, Tenant shall pay Landlord monthly on the first day of each month during the period that Tenant's right of possession is terminated, a sum equal to the amount of Rent due under this Lease for such month. If and when the Premises are relet and a sufficient sum is not realized from such reletting after payment of all the Landlord's expenses of reletting (including repairs, alterations, improvements, additions, decorations, legal fees and brokerage commissions) to satisfy the payment of Rent due under this Lease for any month, the Tenant shall pay to the Landlord any such deficiency monthly upon demand. The Tenant agrees that the Landlord may file suit to recover any sums due to the Landlord under this section and that such suit or recovery of any amount due the Landlord shall not be any defense to any subsequent action brought for any amount not previously reduced by judgement in favor of the Landlord. If the Landlord elects to terminate the Tenant's right to possession only without terminating this Lease, the Landlord may, at its option, enter into the Premises, removing the Tenant's signs and other evidences of tenancy, and take and hold possession thereof; provided, however, that such entry and possession shall not terminate this Lease or release the Tenant, in whole or in part, from the Tenant's obligation to pay the Rent reserved hereunder for the full Term or from any other obligation of the Tenant under this Lease.

SEE RIDER #36J

25. SUCCESSOR AND ASSIGNS: This Lease shall bind and inure to the benefit of the successors, assigns, heirs, executors, administrators, and legal representatives of the parties hereto. In the event of the sale, assignment, or transfer by the Landlord of its interest in the Building or in this Lease (other than a collateral assignment to secure a debt of the Landlord prior to enforcement) to a successor in interest who expressly assumes the obligations of the Landlord hereunder, the Landlord shall thereupon be released or discharged from all of its covenants and obligations hereunder, except such obligations as the Landlord shall have accrued prior to any such sale, assignment or transfer; and the Tenant agrees to look solely to such successor of the Landlord for performance of such obligations. Any securities or funds given by the Tenant to the Landlord to secure performance by the Tenant of its obligations hereunder may be assigned by the Landlord to such successor of the Landlord and, upon acknowledgement by such successor or receipt of such security and its assumption of the obligation to account for such security in accordance with the terms of the Lease, the Landlord shall be discharged of any further obligation relating thereto. The Landlord's assignment of the Lease or of any or all of its rights herein shall in no manner affect the Tenant's obligations hereunder. The Landlord shall have the right to freely sell, assign or otherwise transfer its interest in the Building and/or this Lease.

26. NON-WAIVER: No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of any other covenant or condition of this Lease.

27.  AUTOMATIC RENEWAL:


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28.  SECURITY DEPOSIT:

29. LIMITATION OF THE LANDLORD'S LIABILITY: As used in this Lease, the term "Landlord" shall mean the entity herein named as such, and its successors and assigns. No person holding the Landlord's interest under the Lease (whether or not such person is named as the "Landlord") shall have any liability hereunder after such person ceases to hold such interest, except for any liability accruing hereunder while such person held such interest. No principal, officer, employee, or partner (general or limited) of the Landlord shall have any personal liability under any provision of this Lease. If the Landlord defaults in the performance of any of its obligations under this Lease or otherwise, the Tenant shall look solely to the Landlord's interest in the Building and not to the other assets of Landlord or the assets, interest, or rights of any principal, officer, employee, or partner (general or limited) for satisfaction of the Tenant's remedies on account thereof.

30. COMMON AREAS: For purposes of this Lease "Common Areas" shall mean all areas, improvements, space, and equipment (owned or controlled by the Landlord) in or at the Property, provided by the Landlord for the common or joint use and benefit of tenants, customers and other invitees.

31. MISCELLANEOUS: This Lease, the Exhibits, the Riders and Addendums contained herein or attached hereto contain the entire agreement between the Landlord and the Tenant and there are no other agreements, either oral or written. This Lease shall not be modified or amended except by a written document signed by the Landlord and the Tenant which specifically refers to this Lease. The captions in this Lease are for convenience only and in no way define, limit, construe or describe the scope or intent of the provisions of this Lease. This Lease shall be construed in accordance with the laws of the state in which the Building is located. If any provision of this Lease or any amendment hereof is invalid or unenforceable in any instance, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision, or such provision in any circumstance not controlled by such determination.

32. TENANT'S INSURANCE: Tenant shall obtain and keep in force during the Term of this Lease, including any extension and renewal, comprehensive general liability insurance insuring Landlord as an additional insured, including contractual liability coverage, and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises, and all areas appurtenant thereto. Such policy shall provide minimum limits of $1,000,000 for damage to property or for death or injury to any one person in any one accident. Tenant shall deliver to Landlord, prior to occupancy of the Premises, a certificate of insurance and shall deliver a new certificate as and when the policy is renewed or replaced. Said policy shall contain a waiver of subrogation clause and provide that it will not be subject to cancellation, non-renewal, reduction or other change except after at least ten (10) days prior written notice to Landlord. If Tenant fails to comply with such requirements, Landlord may obtain such insurance and keep the same in effect and Tenant shall pay Landlord, as Additional Rent due hereunder, the premium cost thereof upon demand.

SEE RIDER #36K

33. NO RECORDING: NEITHER THIS LEASE NOR ANY MEMORANDUM OF THIS LEASE MAY BE RECORDED OR FILED FOR RECORD IN ANY PUBLIC RECORDS WITHOUT THE SEPARATE EXPRESS WRITTEN CONSENT, IN RECORDABLE FORM, OF THE LANDLORD.

34. ENCUMBRANCES ON LANDLORD'S TITLE: Upon request of Landlord, Tenant will promptly release or modify, or cause to be released or modified, any financing statement given by Tenant to a third party, any notice of commencement filed by Tenant with respect to work on the Premises, or any other recorded document filed by or on account of Tenant ("Document"), which adversely affects, clouds, or otherwise encumbers Landlord's title to the Center or any part thereof, so that the Document shall not encumber any portion of the Center, Building, or Property other than the Tenant's leasehold interest in the Premises. Tenant's obligations as set forth in this
Section 34 shall survive termination of this Lease.

35. RADON DISCLOSURE FOR FLORIDA LEASES: Radon is a naturally occuring radioactive gas which, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit. Tenant acknowledges this disclosure by signing this Lease.

36. RIDERS & ADDENDUMS: All riders and addendums contained herein or attached hereto shall be deemed to be a part hereof and hereby incorporated in this Lease by reference.


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KOGER


                                  LEASE RIDER

This Rider is attached to and made a part of the Lease dated December 11, 1996, by and between Koger Equity, Inc., a Florida Corporation ("Landlord") with its principal office at 3986 Boulevard Center Drive, Jacksonville, Florida, 32207, and Metris Direct, Inc., a Corporation organizing and existing under the laws of the State of Delaware, ("Tenant") with its principal office at 4400 Baker Road, Minnetonka, MN 55343.

36A. Tenant's rental rate during the initial term of this Lease, December 1, 1996 - December 31, 1998 shall be fixed at $11.50 per rentable square foot, net of electricity.

36B. Prior to the commencement of this Lease, the actual square footage in Phase I shall be determined by a mutually agreed upon floor plan which shall be signed by both Landlord and Tenant and is subject to change. The square footage to be reflected in Paragraph 1C of this Lease shall include an additional 12% over the actual square footage to reflect tenant's share of the building's common area. Therefore, Tenant's monthly rent during Phase I (December 1, 1996 - June 30, 1996) shall be based upon the aggregate of the actual square footage plus 12% x $11.50 p/rsf - 12 months = monthly rent.

36C. Tenant shall be granted an allowance of $4.00 per square foot (less the 12%) in Phase I for improvement to the leased premises.

36D. Not later than July 1, 1997, Tenant shall lease and begin rental payments on the balance of the second floor (Phase II). Rent for both Phase I and Phase II shall be based on the BOMA rentable area of the second floor (16,682 rsf) + BOMA share of the first floor (1,090 rsf) = 17,772 rsf X $11.50 p/rsf = $204,378 DIVIDED BY 12 months = $17,031.50 per month.

36E. Tenant shall be granted an allowance of $3.50 per net square foot of the Phase II area for improvement to the leased premises.

36F. With written notice not later than June 30, 1998 to the addresses noted in Paragraph 1E, Tenant may extend this lease for one additional year (January 1, 1999 - December 31, 1999) for $13.00 per rentable square foot, net of electricity.

36G. Due to the Miles Building's unoccupied status, Landlord has operated the building in a "closed down" mode, utilizing the minimum amounts of utilities and HVAC that are required to protect and maintain the integrity of the building and its systems. While Tenant will only be occupying the second floor, Landlord will have to make available the building's basic services on the ground floor lobby and restrooms. The Landlord's average monthly electrical costs for maintaining this "closed down" mode are $421.68 (documents for verification on file). Therefore, while Tenant is the sole occupant of the building, Tenant shall be responsible for all monthly electric charges incurred through consumption LESS $421.68 per month. (Note:
The leasable areas on the first floor will remain in this "closed down" mode until such time all or part of the area becomes leased.) At such time that all, or any portion of the first floor comes under lease, Tenant's second floor area shall be put on a submeter and they shall pay electric cost on that area only plus tenant's proportionate BOMA share of the first floor lobby and restrooms.

36H. Approximately 109 free parking spaces shall be reserved for Tenant as illustrated on Exhibit B in the color orange. An additional 36 free parking spaces shall be made available to Tenant in the area indicated on Exhibit B in the color blue. In any event, Landlord reserves the right, employing an unbiased and totally objective format, to adjust the assigned areas based on changes in occupancy levels and numbers of employees in a given building(s). Landlord recognizes the desirability of Tenant's parking spaces being in as close proximity to Tenant's Building as is reasonably possible.

36I. REAL ESTATE TAX INCREASES: Tenant agrees to pay to Landlord as Additional Rent, Tenant's pro rata share of any and all increases in real estate taxes and assessments levied against the Property in which the Premises are located over the real estate taxes and assessments due and payable on the Property assessed for the 1997 calendar year. Tenant's pro-rata share shall be based on the rentable square footage in the Premises compared to the rentable square footage in the Building or Buildings subject to the applicable assessment. Payment of Tenant's pro rata share will be due to Landlord upon 30 days written notice from Landlord specifying the amount of taxes assessed for the 1997 calendar year, the amount of taxes for the current year, Tenant's rentable square footage, and the rentable square footage within the Building or Buildings subject to the applicable tax assessment. If, for any reason, the amount of rentable square footage included within a tax assessment is reduced or increased, the Tenant's pro rata share will be adjusted in like manner to reflect the rentable square footage subject to assessment.

36J.  EVENTS OF DEFAULT - PARAGRAPH 24 - ATTORNEYS FEES FOR PREVAILING PARTY:
If there is a breach of any covenant, warranty or condition of this Lease, the Prevailing Party (as defined below) shall be entitled to recover its cost and expenses (including attorneys fees) from the other party if:

      (a) The Prevailing Party retains legal counsel by reason of the breach but no action or proceeding is filed in connection with the breach; or

      (b) A non-jury action or proceeding is brought by either party against the other by reason of the breach, whether or not the action or proceeding is compromised, settled or reduced to judgement, or appealed.

The term "Prevailing Party" shall mean the party who obtains substantially all of the relief sought by such party. In the event both parties obtain substantially all of the relief sought by such party, each party shall bear its own costs and expenses. If the Prevailing Party has requested or demanded trial by jury, the Prevailing Party shall bear its own costs and expenses.

36K. WAIVER OF SUBROGATION: Lessor shall cause each insurance policy carried by Lessor insuring the Demised Premises against loss by fire and causes covered by standard extended coverage, and Lessee shall cause each insurance policy carried by Lessee insuring the Demised Premises and its fixtures and contents against loss by fire and causes covered by standard extended coverage, to be written in a manner so as to provide that the insurance company waives all right of recovery by way of subrogation against Lessor or Lessee in connection with any loss or damage covered by any such policies. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in standard extended coverage insurance.

36L. LANDLORD'S RIGHTS: Landlord and its agents shall have the right, at all reasonable times during the Term of this Lease, to enter the Premises for the purpose of inspecting the Premises and of making any repairs and alterations as the Landlord shall deem necessary. The Landlord and its agents shall also have the right to enter the Premises at all reasonable hours for the purpose of displaying the Premises to prospective tenants during the ninety (90) day period prior to the Expiration Date of this Lease. Landlord and its agents shall have the right at all times to alter, renovate, and repair portions of the Building which do not include the Premises, notwithstanding any temporary inconvenience or disturbance to Tenant caused by such repairs, renovations, or alterations. Provided that Tenant's use of the Premises is not unreasonably interfered with, the Landlord reserves the right at all times to enter the Premises and Building in order to make emergency repairs when the safety of individuals or the Building is threatened.

-------------------------------------------------------------------------------
THE KOGER CENTER

     Serving The Office Space                                   Tulsa, Oklahoma
         Needs of Corporate America
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
     MILES BUILDING                EXHIBIT A

                               METRIS DIRECT, INC.




                                  [FLOOR PLAN]


            Leasing and Management Office: 9726 East 42nd Street,
                    Tulsa, Oklahoma 74146 (918) 628-0810

                                   EXHIBIT B



                                  [SITE PLAN]